Exhibit 99.1

CONTACTS Media: Mary Kay Dodero T+1 734.254.7704 Mary.Kay.Dodero@adient.com Investors: Mark Oswald T+1 734.254.3372 Mark.A.Oswald@adient.com

Adient announces preliminary Q1 fiscal 2019 results; initiates discussions to strengthen capital structure

•  Adient to present at the 2019 Deutsche Bank Auto Conference on Jan. 16, 2019

•  Adient to announce Q1FY19 financial results on Feb. 7, 2019

PLYMOUTH, Mich., Jan. 16, 2019 – Adient (NYSE: ADNT), a global leader in automotive seating, today reported certain preliminary financial results for the quarter ended Dec. 31, 2018. Revenue in Q1FY19 is expected to be approximately $4,158M versus $4,204M in the prior-year quarter. Q1FY19 Adjusted EBITDA is expected to be approximately $175M, versus Q1 Adjusted EBITDA of $267M in the prior year.

Based on the current operating environment and the anticipated timing of turnaround actions underway, Adient expects earnings to improve in the second half of FY19 compared with first half FY19. Additional details related to Adient’s first quarter results and outlook for the remainder of FY19 will be provided on Feb. 7 during the company’s Q1FY19 earnings call.

“After completing a comprehensive assessment during the first 100 days of my tenure, we are taking actions to improve our financial performance, including assembling a strong management team aligned with turning around our business; reducing our overhead spend; and focusing relentlessly on commercial and operational excellence,” said Doug Del Grosso, president and chief executive officer. “We expect to see the benefits of these actions gaining momentum in the second half of fiscal 2019 as we work to achieve industry-leading margins over the longer term.”

Adient also is continuing to take steps to increase the strength and flexibility of its capital structure to better enable its turnaround. This includes initiating discussions with its bank group to evaluate options to refinance its existing credit facilities, and reviewing various portfolio changes.

Adient to present at the 2019 Deutsche Bank Auto conference on Jan. 16

Adient’s president and chief executive officer, Doug Del Grosso, and executive vice president and chief financial officer, Jeff Stafeil, will present at the Deutsche Bank Global Auto Industry Conference in Detroit on Wednesday, Jan. 16, 2019. They are scheduled to present at 9:50 a.m. (ET).

Adient to discuss Q1FY19 financial results on Feb. 7

Adient will host a conference call on Feb. 7, 2019 at 8:30 a.m. (ET) to discuss its first quarter fiscal 2019 financial results. The call will be hosted by Adient’s president and chief executive officer, Doug Del Grosso, and executive vice president and chief financial officer, Jeff Stafeil.

Live webcasts of the Deutsche Bank Auto Conference presentation and quarterly earnings conference call will be available on the investor section of the Adient website (http://investors.adient.com/).

About Adient:

Adient is a global leader in automotive seating. With 85,000 employees operating in 234 manufacturing/assembly plants in 34 countries worldwide, we produce and deliver automotive seating for all vehicle classes and all major OEMs. From complete seating systems to individual components, our expertise spans every step of the automotive seat-making process. Our integrated, in-house skills allow us to take our products from research and design all the way to engineering and manufacturing – and into more than 25 million vehicles every year. For more information on Adient, please visit adient.com.

Cautionary Statement Regarding Forward-Looking Statements:

Adient has made statements in this document that are forward-looking and, therefore, are subject to risks and uncertainties. All statements in this document other than statements of historical fact are statements that are, or could be, deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In this document, statements regarding Adient’s future financial position, sales, costs, earnings, cash flows, other measures of results of operations, capital expenditures or debt levels and plans, objectives, outlook, targets, guidance or goals are forward-looking statements. Words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “forecast,” “project” or “plan” or terms of similar meaning are also generally intended to identify forward-looking statements. Adient cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond

Adient’s control, that could cause Adient’s actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, risks related to: the impact of tax reform legislation through the Tax Cuts and Jobs Act, uncertainties in U.S. administrative policy regarding trade agreements, tariffs and other international trade relations, the ability of Adient to execute its SS&M turnaround plan, the ability of Adient to identify, recruit and retain key leadership, the ability of Adient to meet debt service requirements, the ability and terms of financing, general economic and business conditions, the strength of the U.S. or other economies, automotive vehicle production levels, mix and schedules, energy and commodity prices, the availability of raw materials and component products, currency exchange rates, the ability of Adient to effectively integrate the Futuris business, and cancellation of or changes to commercial arrangements. A detailed discussion of risks related to Adient’s business is included in the section entitled “Risk Factors” in Adient’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018 filed with the SEC on November 29, 2018 and quarterly reports on Form 10-Q filed with the SEC, available at www.sec.gov. Potential investors and others should consider these factors in evaluating the forward-looking statements and should not place undue reliance on such statements. The forward-looking statements included in this document are made only as of the date of this document, unless otherwise specified, and, except as required by law, Adient assumes no obligation, and disclaims any obligation, to update such statements to reflect events or circumstances occurring after the date of this document.

In addition, this document includes certain projections provided by Adient with respect to the anticipated future performance of Adient’s businesses. Such projections reflect various assumptions of Adient’s management concerning the future performance of Adient’s businesses, which may or may not prove to be correct. The actual results may vary from the anticipated results and such variations may be material. Adient does not undertake any obligation to update the projections to reflect events or circumstances or changes in expectations after the date of this document or to reflect the occurrence of subsequent events. No representations or warranties are made as to the accuracy or reasonableness of such assumptions or the projections based thereon

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